AMENDMENT NO. 12

to the

PARTICIPATION AGREEMENT

This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the “Funds”), Invesco Distributors, Inc. (the “Distributor”), Hartford Life Insurance Company (“HLIC”), Hartford Life and Annuity Insurance Company (“HLAIC”)(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the “Company”), Hartford Securities Distribution Company, Inc. (the “Underwriter”) and Pruco Securities LLC (“Pruco”) dated as of July 2, 1998 (as subsequently amended, the “Participation Agreement”).

WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products (“Products”) issued by the Company and the Underwriter serves as distributor of the Products;

WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);

WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. (“Hartford”), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. (“Prudential”) on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford’s individual life insurance business, including the individual variable life insurance policies (the “Contracts”), by means of certain reinsurance, administrative and other arrangements (the “Transaction”);

WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America (“PICA”) became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;

WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.	Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.	PICA shall be a party to the Participation Agreement

3.	The parties hereby ratify the Company’s designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.	Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.	The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.	PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.	The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.

All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.

[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

By:	/s/ Brian Thorp
Name:	Brian Thorp
Title:	Vice President

HARTFORD LIFE INSURANCE COMPANY

By:	/s/ Chris Dagnault
Name:	Chris Dagnault
Title:	Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Chris Dagnault
Name:	Chris Dagnault
Title:	Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By:	/s/ Chris Dagnault
Name:	Chris Dagnault
Title:	Vice President

PRUCO SECURITIES, LLC

By:	/s/ John G Gordon
Name:	John G. Gordon
Title:	President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Greg Steffe
Name:	Greg Steffe
Title:	Vice President

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